Exhibit 10.72

Second Amendment to Loan Agreement

This Second Amendment to Loan Agreement (the “Second Amendment”) is entered into on December 28, 2017 (the “Effective Date”) by and between Law Insurance Broker Co., Ltd., (“Party A”) and Action Holdings Financial Limited, a corporation duly organized and existing under the laws of British Virgin Islands (“Party B”). For the purposes of this Second Agreement, the parties may individually be referred to as “Party” or collectively be referred to as “Parties”, as case may be.

WHEREAS, Party A and Party B are parties to a Loan Agreement with the effective date of January 4, 2016 with certain loan amount at NTD30,000,000 (“Loan Agreement”); and

WHEREAS, the Parties would like to amend the terms and conditions contained in the Loan Agreement through this Second Amendment.

NOW THEREFORE, the Parties agree to amend the Loan Agreement as follows:

1.	Term for the Loan Agreement shall be extended from January 1, 2018 to December 31, 2018 (the “Extended Term”)
2.	The fixed interest rate shall be increased from 2% to 2.5% for such Extended Term.
3.	The accrued interest for the term of Loan Agreement (from January 1, 2017 to December 31, 2017) shall be made by Party B by December 31, 2017.
4.	The principal amount of the Loan Agreement together with the accrued interest for the Extended Term shall be paid in one lump sum before December 31, 2018.

IN WITNESS WHEREOF, the Parties have duly executed this Second Amendment, or have caused this Second Amendment to be duly executed on their behalf, as of the date first above written. This Second Agreement is executed in duplicate, with each Party holding one original.

Party A (Lender):

For and on behalf of

Law Enterprise Co., Ltd. (seal)

No: 86300857

Address: 5th Floor, No. 311 Section 3, Nan-King East Road, Taipei City, Taiwan, Republic of China

Party B (Borrower):

For and on behalf of

Action Holdings Financial Limited (seal)

/s/ Mao Yi-Hsiao

Authorized representative (and Guarantor with joint and several liability): Mao Yi-Hsiao

No: 53675377

Address: 7th Floor, No. 311 Section 3, Nan-King East Road, Taipei City, Taiwan, Republic of China